Exhibit 99

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Quarterly Report of Romacorp, Inc. (the "Company") on Form 10-Q for the period ended September 22, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Frank H. Steed, as President and Chief Executive Officer of the Company, and Richard A. Peabody, as Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank H. Steed
Frank H. Steed
President and Chief Executive Officer
November 6, 2002

/s/ Richard A. Peabody
Richard A. Peabody
Vice President and Chief Financial Officer
November 6, 2002

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.